Exhibit 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. 1350, the undersigned, Arlen F. Henock, the chief financial officer of Proliance International, Inc. (the ‘‘issuer’’), does hereby certify that the report on Form 10-Q accompanying this certification (the ‘‘report’’) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and
Chief Financial Officer
(chief financial officer)
Proliance International, Inc.

May 14, 2008